SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ELECTS BOARD OF DIRECTORS AT ANNUAL MEETING

Company Prepares for a Challenging and Productive Leadership Role in Space Commerce

Houston, Texas, December 1, 2005 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, announced today that all matters put forward by management for consideration by shareholders were overwhelmingly approved at the December 1, 2005 Annual Meeting of Shareholders.

In particular, management’s slate of directors was confirmed, which included eight members from the pervious year’s Board. The following members of the Board representing shareholders of the Company’s common stock were re-elected for the period ending at the close of the next annual shareholders meeting: Chairman Shelley A. Harrison, Edward E. David, Jr., Michael E. Kearney, Roscoe M. Moore, III, Thomas Boone Pickens, III, James R. Thompson, and Barry A. Williamson. Stefan Graul, as the director representing shareholders of SPACEHAB’s preferred stock, was also re-elected.

“I am pleased with our returning Board members and know that they will provide strong leadership and vision,” stated Brian K. Harrington, SPACEHAB Chief Financial Officer. “We are also delighted to have Grant Thornton as the Company’s auditors for 2006.” Grant Thornton successfully provided like services for SPACEHAB in 2005.

During the meeting, SPACEHAB President and Chief Executive Officer Michael E. Kearney remarked that “NASA recently announced the Commercial Orbital Transportation Service solicitation for providing a private logistics service to the International Space Station. We are positioned to lead this challenging space commerce market.” Kearney added, “Looking beyond the space shuttle, we are preparing for a new era of commercial involvement in space as the NASA Administrator has clearly stated his commitment to seeking private investment and commercial suppliers to strengthen their vision for exploration.” SPACEHAB is also preparing to further open the doors of space to research institutions, academia, and commercial corporations through the use of its Apex family of spacecraft currently under development.

SPACEHAB’s Board of Directors is elected by the shareholders to appoint and oversee management and to ensure that the long-term interests of the shareholders are being served. It is also responsible for confirming that the Company’s activities are conducted in a responsible and ethical manner. Both the Board of Directors and management recognize that the interests of shareholders are reinforced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, and the communities in which it does business.

The Corporate Governance Guidelines concerning the directors’ responsibilities, the composition and selection of the Board, Board committees, and certain other matters relating to corporate governance are available through the following link: www.spacehab.com/investors/govern.htm.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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